Exhibit 10.1

July 2, 2008

DELIVERED

THIS AGREEMENT is made the 2nd day of July, 2008

BETWEEN:

CELESTIAL DELIGHTS USA CORP., a Nevada company with its office at 11811 N Tatum Blvd, Suite 3031, Phoenix, Arizona, 85028.

(“Licensee”)

AND:

Celestial Delights, a sole proprietorship company with its principal office at 1621 McEwen Drive, Unit 21, Whitby, Ontario, L1N 9A5.

(“Celestial Delights”)

AND:

Neema Lakhani, an individual with an address at 44 Fencerow Drive, Whitby, Ontario, L1R 1Y3.

(“Principal”)

(Principal and, together with Celestial Delights, the “Licensor”)

Product License Agreement

1. Parties:

This Agreement is between Celestial Delights USA Corp., a Nevada corporation with its principal place of business at 11811 N Tatum Blvd, Suite 3031, Phoenix, Arizona, 85028, ("LICENSEE"), Neema Lakhani, an individual residing in Whitby, Ontario, ("Principal"), and Celestial Delights, an Ontario corporation with its principal place of business at 1621 McEwen Drive, Unit 21, Whitby, Ontario, L1N 9A5, ("LICENSOR").

2. Term:

This Agreement shall take effect July 2, 2008 and remain in effect through July 2, 2010. At the sole option of LICENSOR this Agreement may be extended for two additional 2-year periods upon 30 days written notice. This Agreement may be further extended upon mutual Agreement between the parties.

3. Agreement:

The LICENSEE hereby agrees to license from the LICENSOR the rights to the exclusive license rights, which the LICENSOR owns and controls, for the purpose of marketing and distributing the LICENSOR’S product line of gourmet oils, vinegars, mustards, sugars, rubs, bread dippers, seasoning salts, chutneys, cookie mixes, butters, and antipastos, (“Products”) related to the LICENSEOR. (“License”)

This License shall be an exclusive license limited solely to the United States of America. (“Territory”) A list of current Products to which LICENSEE currently has the rights under the terms of this Agreement is attached as "Exhibit A." Additional and future recipes owned or controlled by the LICENSOR or Principal shall be licensed to LICENSEE under the terms of this License Agreement by executing individual "Product License Orders" ("IP Orders") in the form of "Exhibit B." Specific IP Orders shall be signed and dated by the LICENSOR of the products and by the LICENSEE in order to be effective.

The term of each IP Order shall be for the remainder of the term of this Agreement unless otherwise specified in writing.

4. Earned Royalties and License Payment:

LICENSEE shall pay to LICENSOR, or its/his agent as requested by LICENSOR in writing, a royalty of ten percent (10%) of all gross sales for Products Licensed hereunder. (“Royalty”) No Royalty shall be payable on products furnished gratis to LICENSEE or for review, returned products, destroyed products, products given away free for publicity, promotional purposes, or to introduce additional sales. Royalties shall be paid quarterly according to LICENSEE Accounting Department's standard payment schedule.

The LICENSEE shall pay to LICENSOR $8,000 USD for the right to market, promote, and distribute the License in the said Territory.

5. Marketing and Promotion:

LICENSEE shall have the right to promote and advertise Products as it deems appropriate and which is limited to the Territory.

6. Author's Warranty:

The LICENSOR and Principal each represent and warrant to LICENSEE that the recipes are original and that the Principal is the sole developer and proprietor thereof, and has full power to enter into this Agreement, LICENSOR and Principal agree to indemnify and hold harmless LICENSEE against any damage or judgment, including court costs and attorneys' fees, which may be sustained or recovered against LICENSEE by reason of the distribution, marketing, or sale of any of the Products subject to this Agreement or arising from anything contained therein.

LICENSEE also agree to reimburse LICENSOR for all expenses, including court costs, attorneys' fees, and amounts paid in settlement, sustained by LICENSEE in resisting any claim, demand, suit, action or proceeding asserted or instituted against LICENSEE as a result of the sale of any Product or by reason of anything contained therein.

7. Rights to Use Likeness:

LICENSEE hereby consent to the use of LICENSOR's name, likeness, identity, trademarks and trade symbols, for the purposes of fulfilling this Agreement and in connection with the promotion, advertising, distribution, financing, marketing and production of the Products or derivatives there from, and for general organizational promotional purposes for the Territory.

8. Examination of Books:

LICENSEE shall make available to LICENSOR, within 30 days written notice, at its headquarters, the financial books related to payment of Royalties hereunder.

9. Copyright:

LICENSEE will, in all published versions of the Products, place a Copyright Notice in a form and place that complies with the requirement of the United States Copyright law, showing that the owner of the copyright rights to the Products is the LICENSOR and that said rights have been Licensed to LICENSEE. Such notice shall not be construed as in any way affecting or diminishing any of the rights granted to LICENSEE under this Agreement. LICENSOR shall execute and deliver to LICENSEE any documents necessary or desirable to evidence or effectuate the rights granted to LICENSEE under this Agreement. The "copyright laws" shall be construed to be those now or hereafter in force in the United States.

10. Promotional Materials:

LICENSOR shall own any and all promotional materials created by LICENSEE to sell the Products including titles, packaging design, and marketing materials. Upon termination of the Agreement, all rights of ownership of said promotional materials shall remain with LICENSOR. All copyrighted materials owned by LICENSOR included in the Products shall remain the property of the LICENSOR.

11. Infringement of Copyright:

If during the existence of this Agreement the copyright shall be infringed or a claim for unfair competition shall arise from the unauthorized use of the Products or any part thereof, but not limited to, the format thereof of the recipes contained herein, and if the parties proceed jointly, the expenses and recoveries, if any, shall be shares equally, and if they do not proceed jointly, either party shall have the right to prosecute such action, and such party shall bear the expenses thereof, and any recoveries shall belong to such party. If such party shall not hold the record title of the copyright, the other party hereby consents that the action be brought in its or his name. LICENSOR shall not be liable to LICENSEE for failure to take such legal steps.

12. Disputes:

Any dispute between the parties arising out of this Agreement which cannot be amicably settled shall be referred to arbitration upon written notice by either party to the other. The arbitration shall be governed by the laws of the Province of Ontario. Said arbitration is to be held in Toronto, Ontario. Any award rendered in arbitration shall be binding and conclusive upon the parties and shall not be subject to appeals or retrying by the court.

13. Termination:

This Agreement may be terminated by either Party by its giving one hundred twenty (120) days notice to the other Party in the event of failure by such other Party to fulfill any of its obligations under this Agreement; provided, however, that if during the period of such notice, such other Party remedies such failure, this Agreement shall continue with the same force and effect as if such notice had not been given.

LICENSOR may terminate this Agreement forthwith in the event the LICENSEE makes an assignment in bankruptcy or an assignment for the general benefit of its creditors, commits an act of bankruptcy or becomes an insolvent entity or person (as such terms are defined in the Bankruptcy & Insolvency Act), if a petition for a receiving order is filed against it, or if proceedings for a proposal to its creditors or the winding up, liquidation or other dissolution of the Distributor should be instituted by or against it under any federal or provincial legislation; and

If a receiver or other custodian of the LICENSEE’S assets is appointed by private instrument or by court order, or if any of the LICENSEE’S assets are seized by or on behalf of any creditor.

14. ATTORNEY FEES:

In the event this Agreement is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs, costs of either litigation, mediation, or arbitration (whichever is appropriate), whether or not a suit or action is filed, and any other fees or expenses reasonably incurred by the none-defaulting party.

15. JURISDICTION:

This Agreement shall be governed by the laws of the Province of Ontario.

16. FINAL AGREEMENT:

This Agreement is the entire, final and complete Agreement of the parties and supersedes all written and oral agreements heretofore made or existing by and between the parties or their representatives.

Celestial Delights

By: NEEMA LAKHANI
Neema Lakhani
Dated: July 2, 2008

Celestial Delights USA Corp.

By: NEEMA LAKHANI
Neema Lakhani
Dated: July 2, 2008

EXHIBIT A

A list of current products to which the LICENSOR currently has the rights to and is Licensing to the LICENSEE:

1.	Mustards:

	A)	Vodka Infused Raspberry Thyme Mustard
	B)	Spicy Tarragon Mustard
	C)	Brandy Peppercorn Mustard
	D)	Lemon Myrtle Dill Mustard
	E)	Balsamic Basil Mustard
	F)	Roasted Garlic Mustard

2.	Oils:

	A)	Hot Eastern Spice Oil
	B)	Rosemary Oil
	C)	Spicy Ginger Oil
	D)	Lemon Myrtle Oil
	E)	Pepperberry Oil

3.	Vinegars:

	A)	Sweet Basil & Tomato Vinegar
	B)	Italian Garden Vinegar
	C)	Rosemary Mint Vinegar
	D)	Volcanic Balsamic

4.	Bread Dippers:

	A)	Italian Sprutzzo
	B)	Lemon Myrtle & Balsamic

5.	Grapeseed Oils:

	A)	Roasted Garlic
	B)	Basil &Sundried Tomato
	C)	Provencal

6.	Rubs:

	A)	Steak
	B)	Chicken & Poultry
	C)	Vegetable
	D)	Fish & Seafood

Exhibit A cont.

7.	Seasoning Salt:

	A)	Spicy Seasoning
	B)	Garlic & Herb Seasoning
	C)	Greek Seasoning

8.	Antipasto:

	A)	Vegetable

9.	Chutneys:

	A)	Spicy Peach
	B)	Cranberry Citrus
	C)	Spicy Mango
	D)	Carrot Ginger

10.	Cookie/Brownie Mixes:

	A)	Cranberry Hootycreeks Cookies
	B)	Cowboy Cookies
	C)	Rainbow Buttons Cookies
	D)	Rocky Road Brownie
	E)	Almond Snowflake Brownie
	F)	Mystical Bar

11.	Apple Butters:

	A)	Apple Butter Original
	B)	Apple Butter No Sugar
	C)	Orange Brandy Apple Butter

EXHIBIT B

LICENSE ORDER

EFFECTIVE DATE:
EXECUTION DATE:
LICENSOR:

LICENSEE:
ENDING DATE:

PRODUCTS:

Celestial Delights

By:   NEEMA LAKHANI

Name:   Neema Lakhani

Title:

Celestial Delights USA Corp.

By:   NEEMA LAKHANI

Name:   Neema Lakhani

Title: